Exhibit 99.3

TOWER TECH HOLDINGS INC.

INDEX TO (UNAUDITED) PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Pro Forma Financial Information	D-2

Pro Forma Combined Condensed Balance Sheet - September 30, 2007	D-3

Pro Forma Combined Condensed Statement of Operations
For the nine-months ended September 30, 2007	D-4

Pro Forma Combined Condensed Statement of Operations
For the year ended December 31, 2006	D-5

Notes to the Pro Forma Combined Condensed Financial Statements	D-6

TOWER TECH HOLDINGS INC.

(UNAUDITED) PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The accompanying (unaudited) pro forma combined financial statements present the historical financial information of Tower Tech Holdings Inc. (Tower Tech), as adjusted for the purchase of Brad Foote Gear Works, Inc. (Brad Foote).  For financial reporting purposes, the business combination is to be accounted for with Tower Tech as the acquirer.

The accompanying pro forma combined balance sheet presents the historical financial information of Tower Tech as of September 30, 2007, as adjusted for the purchase of Brad Foote, accounted for as a business combination.

The accompanying pro forma combined statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006, combines the historical financial information of Brad Foote for the nine months ended September 30, 2007 and the year ended December 31, 2006 with the historical information of Tower Tech for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively, as if the acquisition had occurred on January 1, 2006.

The pro forma combined financial statements have been prepared by management, based on the historical financial statements of Tower Tech and Brad Foote.  These pro forma combined financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.  The pro forma combined financial statements should be read in conjunction with the historical financial statements of Tower Tech for the nine months ended September 30, 2007 and the year ended December 31, 2006, and with the historical financial statements of Brad Foote for the nine months ended September 30, 2007 and the year ended December 31, 2006, included elsewhere in this filing.

TOWER TECH HOLDINGS INC.

PRO FORMA COMBINED CONDENSED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 30, 2007

	Brad Foote	Tower Tech	Pro Forma		Pro Forma
	Gear Works, Inc.	Holdings Inc.	Adjustments	Notes	Combined
ASSETS

CURRENT ASSETS

Cash	$—	$7,392,312	$(63,762,904)	(1)
			74,999,997	(1)
			438,928	(6)	$19,068,333
Accounts receivable, net	8,971,293	1,855,607			10,826,900
Inventories	12,308,877	600,995	1,618,928	(1)	14,528,800
Prepaid expenses	—	190,170			190,170
Other current assets	1,007,729	2,188			1,009,917

Total current assets	22,287,899	10,041,272			45,624,120

Property and equipment
Machinery and equipment	38,352,848	7,650,723	5,839,152	(1)	51,842,723
Office equipment	—	52,200			52,200
Leasehold improvements	2,898,574	779,915	(74,574)	(1)	3,603,915

	41,251,422	8,482,838			55,498,838
Less accumulated depreciation	13,864,029	956,327	(13,864,029)	(1)	956,327

Net property and equipment	27,387,393	7,526,511			54,542,511

Other assets
Restricted cash	—	500,000			500,000
Bond issuance fees, net	—	3,053			3,053
Acquisition costs		611,378	(438,928)	(6)	172,450
Intangible assets	—	—	88,677,606	(1)	88,677,606
Goodwill	—	—	13,635,101	(1)	13,635,181

Total other assets	—	1,114,431			102,988,290

TOTAL ASSETS	$49,675,292	$18,682,214			$203,154,921

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt	$3,224,289	$8,700			$3,232,989
Current maturities of capital lease obligations	—	110,000			110,000
Bank overdrafts	5,657,116	—			5,657,116
Line of credit	5,581,683	—			5,581,683
Accounts payable	6,198,470	2,006,747			8,205,217
Accounts payable - related party	—	3,081			3,081
Accrued liabilities	1,628,978	576,699	4,348,962	(1)	6,554,639
Customer deposits	—	1,716,813			1,716,813

Total current liabilities	22,290,536	4,422,040			31,061,538

LONG-TERM DEBT
Deferred tax liabilities	—	—	—	(8)	—
Interest rate swap	233,897	—			233,897
Long-term debt less current maturities	18,687,412	359,296	24,999,997	(2)	44,046,705
Long-term capital lease obligations, less current maturities	—	625,902			625,902

Total long-term liabilities	18,921,309	985,198			44,906,504

TOTAL LIABILITIES	41,211,845	5,407,238			75,968,042

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock	1,000	47,724	(1,000)	(1)
			16,036	(1)
			12,500	(2)	76,260
Additional paid in capital	824,000	18,493,448	(824,000)	(1)
			64,129,764	(1)
			49,987,500	(2)	132,610,712
Other comprehensive loss	(233,897)	—			(233,897)
Retained earnings (accumulated deficit)	7,872,344	(5,266,196)	(7,872,344)	(1)	(5,266,196)

Total stockholders’ equity	8,463,447	13,274,976			127,186,879

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,675,292	$18,682,214			$203,154,921

See notes to the pro forma combined financial statements

TOWER TECH HOLDINGS INC.

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2007

	Brad Foote	Tower Tech	Pro Forma		Pro Forma
	Gear Works, Inc.	Holdings Inc.	Adjustments	Notes	Combined

Revenues	$56,568,197	$7,984,520			$64,552,717

Cost of revenue	43,736,777	4,888,010	624,189	(3)	49,248,976

Gross profit	12,831,420	3,096,510			15,303,741

Product development	—	2,063			2,063
General, selling and administrative expenses	8,759,992	1,903,532	6,167,571	(4)	16,831,095

Total operating expenses	8,759,992	1,905,595			16,833,158

Income (loss) from operations	4,071,428	1,190,915			(1,529,417)

Other income (expense)
Interest income	—	275,156			275,156
Interest expense	(1,077,574)	(122,401)	(1,781,250)	(5)	(2,981,225)

Other income (expense), net	(1,077,574)	152,755			(2,706,069)

Income (loss) before taxes	2,993,854	1,343,670			(4,235,486)

Provision for income taxes	—	—	—	(8)	—

Net income (loss)	$2,993,854	$1,343,670			$(4,235,486)

Loss per share					$(0.06)

Weighted average shares outstanding:
Basic and diluted					73,505,545

See notes to the pro forma combined financial statements

TOWER TECH HOLDINGS INC.

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2006

	Brad Foote	Tower Tech	Pro Forma		Pro Forma
	Gear Works, Inc.	Holdings Inc.	Adjustments	Notes	Combined

Revenues	$60,185,545	$4,022,854			$64,208,399

Cost of revenue	43,415,769	4,516,593	832,253	(3)
	—	—	1,618,928	(7)	50,383,543

Gross profit (loss)	16,769,776	(493,739)			13,824,856

Product development	—	42,744			42,744
Merger transaction costs	—	250,025			250,025
General, selling and administrative expenses	11,749,814	1,534,019	8,223,428	(4)	21,507,261

Total operating expenses	11,749,814	1,826,788			21,800,030

Income (loss) from operations	5,019,962	(2,320,527)			(7,975,174)

Other income (expense)
Realized loss on foreign currency transactions	—	(3,083)			(3,083)
Interest expense	(883,439)	(410,873)	(2,375,000)	(5)	(3,669,312)

Other expense, net	(883,439)	(413,956)			(3,672,395)

Income (loss) before taxes	4,136,523	(2,734,483)			(11,647,569)

Provision for income taxes	—	—	—	(8)	—

Net income (loss)	$4,136,523	$(2,734,483)			$(11,647,569)

Loss per share					$(0.19)

Weighted average shares outstanding:
Basic and diluted					62,307,768

See notes to the pro forma combined financial statements

TOWER TECH HOLDINGS INC.

NOTES TO THE PROFORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

(UNAUDITED)

Note 1 - Basis of Presentation

The accompanying pro forma combined financial statements are presented to reflect the acquisition of Brad Foot Gear Works, Inc. by Tower Tech Holdings Inc., with the operations of Tower Tech Holdings Inc. being the continuing operations of the combined entities.

The accompanying pro forma combined balance sheet as of September 30, 2007 has been prepared to give effect to the acquisition of Brad Foote by Tower Tech as if the acquisition occurred on September 30, 2007.  The historical financial statements prior to September 30, 2007 are those of Tower Tech Holdings Inc.  The accompanying pro forma combined statement of operations combines the historical operations of Tower Tech Holdings Inc. for the nine months ended September 30, 2007 and year ended December 31, 2006, as if the acquisition had occurred on January 1, 2006.

Note 2 - Pro forma adjustments

The unaudited pro forma combined financial statements reflect the following pro forma adjustments:

(1)                Tower Tech Holdings Inc. purchased 100% of the outstanding stock of Brad Foote Gear Works, Inc. for $131,818,738.

In accordance with SFAS 141, the purchase consideration of $131,818,738 and $438,928 of acquisition costs has been primarily allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition.  The fair values were determined using an independent third party appraisal firm.  Such allocations resulted in goodwill of $13,635,181.  These allocations are preliminary and are subject to final working capital adjustments and pending finalization of these allocations.  The purchase consideration has been allocated as follows:

Inventory adjustment to FMV	$1,618,928
Property and equipment	47,016,000
Current assets	22,287,899
Trade name	19,330,000
Customer list	69,347,606
Goodwill	13,635,181
Other current liabilities	(19,066,247)
Long-term liabilities	(21,911,701)

Total purchase consideration	$132,257,666

The total purchase consideration was paid through a combination of cash and stock.  The break down is as follows:

Cash	$63,323,976
Stock	64,145,800
Tax reimbursement to
stockholders	4,348,962	*

	$131,818,738

TOWER TECH HOLDINGS INC.

NOTES TO THE PROFORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

(UNAUDITED)

* To be paid directly to seller’s shareholders at a later date.  Currently included in accrued liabilities.

(2)                In order to finance the purchase price, Tower Tech completed a private placement of 12,500,000 shares of its unregistered common stock at $4.00 per share totaling $50,000,000 to the accredited investor Tontine Capital Partners, L.P. and certain of its affiliates.  In addition, Tower Tech took out 9.5% convertible notes totaling approximately $25 million.

(3)                As a result of the purchase, depreciation has been increased related to the step-up in basis of machinery and equipment

(4)                As a result of the purchase, amortization has been calculated for the intangible assets using a life of 15 years for the trade name and 10 years for the customer list.

(5)                As a result of the purchase, interest expense has been increased for the long-term notes to Tontine Capital Partners, L.P. and certain of its affiliates.  See note (2).

(6)                As a result of the purchase, prepaid acquisition costs that were included in the total purchase consideration have been eliminated.

(7)                As a result of the purchase, inventory has been recorded at fair market value at the date of closing.

(8)                As of December 31, 2006, Tower Tech Holdings Inc. had net operating losses of approximately $1,633,000 which will expire December 31, 2026. Due to these cumulative losses, a full valuation allowance was established. The Company will continue to have no provision for income taxes until such time that current income from operations exceed the net operating losses or provide enough evidence that the losses are probable of being used.